EXHIBIT 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this registration statement on Form SB-2 and related prospectus of iVoice, Inc. (the "Company") of our report dated March 2, 2001, with respect to the balance sheets of the Company as of December 31, 2000, and the related statements of operations, stockholders' deficiency and cash flows for the year then ended, included in the Company's Form 10-KSB/A, as filed with the Securities and Exchange Commission on May 1, 2001.

We also consent to the reference to our firm under the captions "Experts" in this registration statement on Form SB-2 and related prospectus.



                                            /s/ Mendlowitz Weitsen, LLP

                                            MENDLOWITZ WEITSEN, LLP

East Brunswick, New Jersey
September 5, 1001